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                                                                     EXHIBIT 1.4







                     LEASE EQUITY APPRECIATION FUND II, L.P.

                               FORM OF ADDENDUM TO

                            DEALER-MANAGER AGREEMENT
                                      WITH
                             ANTHEM SECURITIES, INC.






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                             ANTHEM SECURITIES, INC.
                                   ADDENDUM TO
                            DEALER-MANAGER AGREEMENT
                                 (Best Efforts)

Effective as of December 27, 2005

Anthem Securities, Inc.
1845 Walnut Street
10th Floor
Philadelphia, Pennsylvania 19103

       RE:  LEASE EQUITY APPRECIATION FUND II, L.P.
            ---------------------------------------

Gentlemen:

       This agreement ("Addendum") amends or deletes certain terms and provisions of that certain Dealer-Manager Agreement dated effective as of December 22, 2004, entered into by the undersigned, LEAF Financial Corporation (the "GENERAL PARTNER"), and Lease Equity Appreciation Fund II, L.P. (the "PARTNERSHIP"), with you, as Dealer-Manager (the "DEALER-MANAGER AGREEMENT"), a copy of which is attached to this Addendum.

1. AMENDMENTS TO DEALER-MANAGER AGREEMENT.

   (a) Section 3 of the Dealer-Manager Agreement is hereby amended to read in full as follows:

       "3. GRANT OF AUTHORITY TO THE DEALER-MANAGER.

           (a) Based on the representations and warranties contained in this Agreement, and subject to the terms and conditions set forth in this Agreement, the General Partner appoints you as the Dealer-Manager for the Partnership and gives you the exclusive right to solicit subscriptions for the Units on a "best efforts" basis in all states, and to form and manage a selling group composed of soliciting broker/dealers (the "SELLING DEALERS"). Each Selling Dealer shall be duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 ACT"), and in the jurisdictions where it is required to be registered in order to offer and sell the Units, shall be a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), and shall enter into a "Selling Dealer Agreement" in substantially the form attached to this Agreement as Exhibit "B."

           (b) The General Partner shall have three business days after the receipt of an executed Selling Dealer Agreement to refuse that Selling Dealer's participation."

   (b) Appendix "A" to the Dealer-Manager Agreement is deleted in its entirety.

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2. Section 13(c) of the Dealer-Manager Agreement is hereby amended to read in full as follows:

           "(c) All notices to be sent to the General Partner or the Partnership shall be sent c/o Leaf Financial Corporation, 1818 Market Street, 9th Floor, Philadelphia, Pennsylvania 19103, Facsimile: (215) 547-8176; or at such other address as such party may stipulate to the other parties in the manner provided in this Section."

3. SURVIVAL OF DEALER-MANAGER AGREEMENT. Except as otherwise provided in this Addendum, all the provisions and terms of the Dealer-Manager Agreement shall remain in full force and effect.

4. ACCEPTANCE. Please confirm your agreement to the terms and conditions of this Addendum by signing and returning the enclosed duplicate copy of this Addendum to us at LEAF Financial Corporation, 1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103.

                                Very truly yours,

                                PARTNERSHIP:

                                LEASE EQUITY APPRECIATION FUND II, L.P.


                                By: LEAF Financial Corporation
                                    General Partner

_______________ , 200__         By: ___________________________________________
Date                                Miles Herman, President and Chief Operating
                                    Officer


                                GENERAL PARTNER:

                                LEAF FINANCIAL CORPORATION


_______________ , 200__         By: ___________________________________________
Date                                Miles Herman, President and Chief Operating
                                    Officer


                                DEALER-MANAGER:

                                ANTHEM SECURITIES, INC.


_______________ , 200__         By: ___________________________________________
Date                                Darshan V. Patel, Vice President


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